Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 2, 2005, except as to Note 14, as to which date is February 4, 2005, with respect to the consolidated financial statements of AlgoRx Pharmaceuticals, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-129177) and related Prospectus of Corgentech Inc. for the registration of 52,632,578 shares of its common stock.

/s/    Ernst & Young LLP

Metropark, New Jersey

November 10, 2005